EXHIBIT 99.1

AMERICAN EAGLE
OUTFITTERS

Reports July Sales of $111.2 Million, an Increase of 0.7%

Warrendale, PA, August 6, 2003 - American Eagle Outfitters, Inc. (NASDAQ: AEOS) today announced that total sales for the four-week period ended August 2, 2003 increased 0.7% to $111.2 million, compared to $110.5 million for the four-week period ended August 3, 2002. Comparable store sales for the American Eagle Outfitters stores decreased 10.5% for the July period. Consolidated comparable store sales, which include American Eagle and Bluenotes/Thriftys stores, decreased 10.1% for the month of July.

Total sales for the period include $6.1 million from the Bluenotes/Thriftys operation, compared to $5.7 million for the corresponding period last year. Bluenotes/Thriftys comparable store sales declined 3.7% in July.

Total sales for the thirteen-week period ended August 2, 2003 increased 5.6% to $337.1 million from $319.2 million for the thirteen-week period ended August 3, 2002. Comparable store sales for the American Eagle Outfitters stores declined 5.3% for the thirteen-week period. Consolidated comparable store sales, which include American Eagle and Bluenotes/Thriftys stores, declined 5.5% for the thirteen-week period compared to the corresponding period ended August 3, 2002.

Total sales for the thirteen-week period include $19.3 million from the Bluenotes/Thriftys operation, compared to $18.8 million for the corresponding period last year. Bluenotes/Thriftys comparable store sales declined 8.3% for the period compared to last year.

Total sales for the twenty-six week period ended August 2, 2003 increased 5.3% to $628.9 million, compared to $597.1 million for the twenty-six week period ended August 3, 2002. Comparable store sales for the American Eagle Outfitters stores declined 5.6% for the twenty-six week period. Consolidated comparable store sales, which include American Eagle and Bluenotes/Thriftys stores, decreased 6.0% for the period compared to the corresponding period ended August 3, 2002.

Total sales for the twenty-six week period include $35.1 million from the Bluenotes/Thriftys operation, compared to $36.3 million for the corresponding period last year. Bluenotes/Thriftys comparable store sales declined 11.6% for the period compared to the corresponding period last year.

The Company currently expects second quarter earnings to be $0.10 or $0.11 per share, which is within the previously announced guidance of $0.10 to $0.12 per share.

To access our recorded monthly sales commentary, please call 800-642-1687, conference code #3282124.

Final second quarter results will be reported on Thursday, August 14th. To listen to the Company's second quarter earnings conference call, please dial 877-601-0864 at least ten minutes before 9:00 a.m. EST on August 14th. The conference call will also be simultaneously broadcast over the internet at www.ae.com.

American Eagle Outfitters (NASDAQ: AEOS) is a leading lifestyle retailer that designs, markets, and sells its own brand of casual, fashion-right clothing for 20 year-olds, providing high-quality merchandise at affordable prices. AE's collection includes modern basics like jeans, surplus, and graphic Ts as well as a stylish assortment of cool accessories, outerwear, footwear and swimwear. AE's Canadian subsidiary, Bluenotes/Thriftys, targets a slightly younger demographic, offering a more urban/suburban, denim-driven collection for 12 to 22 year-olds. American Eagle Outfitters currently operates 716 AE stores in 49 states and the District of Columbia, 60 AE stores in Canada, and 111 Bluenotes/Thriftys stores in Canada. AE also operates via its internet business, ae.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding second quarter earnings. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Such factors include, but are not limited to the risk that our second quarter financial forecasts may not be achieved, and those other risks described in the Company's filings with the Securities and Exchange Commission. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

Company Contacts:

Laura Weil
Judy Meehan
724-776-4857